UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2010

THESTREET.COM, INC.

 (Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-25779 (Commission File Number)	06-1515824 (IRS Employer Identification No.)

14 WALL STREET, 15TH FLOOR
NEW YORK, NEW YORK 10005

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (212) 321-5000

NA

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On May 5, 2010, TheStreet.com, Inc. (the "Company") issued a press release announcing its financial condition and results of operations as of and for the quarter ended March 31, 2010.  A copy of the Company's press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information in this Item 2.02 and in Exhibit 99.1 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2010, the Board of Directors (the “Board”) of TheStreet.com, Inc. (the “Company”) elected Vivek Shah to join the Board.  Mr. Shah’s election was recommended to the Board by the Board’s Nominating and Corporate Governance Committee.  Mr. Shah shall serve as a Class III director of the Company whose term will expire at the Company’s annual meeting of stockholders in 2011.  There are no arrangements or understandings between Mr. Shah and any other person pursuant to which Mr. Shah was selected as a director.  There are no transactions involving Mr. Shah that would be required to be reported under Item 404(a) of Regulation S-K.

Mr. Shah, 36, held a series of posts of increasing responsibility in a 14+ year career at Time Inc., most recently serving as Group President, Digital for Time Inc.’s news, business and sports properties from 2008-2009.  His prior roles at Time Inc. included President , Fortune/Money Group (2007-2008), President, Digital Publishing, Fortune/Money Group (2005-2007) and General Manager, Fortune/Money Group (2001-2005).

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits
Exhibit Number	Description
99.1	Press Release dated May 5, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THESTREET.COM, INC. (Registrant)

Date: May 5, 2010	By:	/s/ Gregory Barton
Gregory Barton
Executive Vice President, Business and Legal Affairs, General Counsel & Secretary